Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form S-8 of our report dated May 8, 2013, relating to the consolidated financial statements of Island One, Inc. which are contained in such Registration Statement.

/s/ Cross, Fernandez & Riley, LLP

Cross, Fernandez & Riley, LLP

Orlando, Florida

July 23, 2013

201 S. Orange Avenue, Suite 800 • Orlando, FL 32801 • 407-841-6930 • Fax: 407-841-6347 Lakeland • Tampa • Winter Haven www.cfrcpa.com